                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS SECOND QUARTER 2003 RESULTS


  - NET SALES DECREASE 2.4 PERCENT IN SECOND QUARTER REFLECTING MARKET WEAKNESS
  - LAMSON HOME PRODUCTS REPORTS NET SALES AND OPERATING EARNINGS GROWTH
  - SERVICE PERFORMANCE REACHES RECORD LEVELS


    CLEVELAND, Ohio, July 30, 2003 - Lamson & Sessions (NYSE:LMS) today reported net sales of $87.1 million for the second quarter of 2003, a 2.4 percent decline from the $89.2 million reported in the second quarter of 2002. The lower net sales performance reflects the impact of poor weather conditions in the second quarter and a lack of improvement in the commercial and industrial construction and the telecom infrastructure construction markets.
    The Company reported net income of $1.7 million, or 12 cents per diluted share, in the second quarter of 2003 compared with net income of $2.4 million, or 17 cents per diluted share, in the prior-year quarter. The lower gross profit level in the second quarter reflected higher raw material costs, which the Company was not able to fully recover, and lower sales order activity in the aforementioned markets.
    Operationally, the Company performed very well as service levels set a record pace throughout the quarter. Operating expenses declined to 12.7 percent of net sales in the second quarter, compared with 14.1 percent in the second quarter of 2002.
    "While recessionary conditions persist in the commercial and industrial construction and telecom markets, we were very encouraged by our execution of the business we received," said John B. Schulze, Chairman, President and Chief Executive Officer. "We are committed to building relationships with key customers, emphasizing service and growing market share. This will position us well for the recovery that we expect will develop, hopefully, in the second half of 2003."
    Net sales and operating income declined in the Carlon and PVC Pipe segments in the second quarter of 2003, due to the lack of business activity in the key end markets of commercial and industrial construction and telecom infrastructure. Lamson Home Products (LHP) net sales rose by 8.6 percent to $19.0 million in the second quarter of 2003 compared with $17.5 million reported in the second quarter of 2002. The increase in sales was primarily due to market share gains. Operating income for LHP grew nearly 27 percent to $3.2 million, reflecting the stronger net sales performance and strong operational support efficiencies.

    For the first half of 2003, net sales for the Company rose 5.9 percent to $166.5 million from the $157.3 million reported in the first half of 2002. The Carlon business segment experienced lower net sales and operating income due to weakness in its key end markets. Lamson Home Products enjoyed an 11.1 percent increase in net sales in the first half due to market share increases with key customers. The PVC Pipe business segment reported net sales of $55.8 million in the first half of 2003, an increase of nearly 20 percent over the first half of 2002, reflecting the strong first quarter of 2003, as previously reported.
    Operating income for the first half of 2003 totaled $7.6 million, or a 5.2 percent decline from the $8.0 million reported in the first half of 2002, primarily due to the low end market activity affecting Carlon. Lamson Home Products reported a 29 percent increase in operating income in the first half, and the PVC Pipe segment cut its loss in half with a $0.7 million operating loss compared with a $1.5 million loss in the first half of 2002.
    Net income for the first half of 2003 was $1.9 million, or 14 cents per diluted share, which compares favorably with the net income of $1.65 million, or 12 cents per diluted share, reported in the first half of 2002 before the cumulative effect of a change in accounting principle for FAS 142, "Goodwill and Other Intangible Assets," of $46.3 million, or $3.36 per diluted share.
    "Our earnings performance in the first half was lower than we anticipated due to a lack of demand in key markets," said James J. Abel, Executive Vice President and Chief Financial Officer. "This result necessitated an amendment to our secured credit agreement, which has been completed. We do not anticipate any further covenant issues in 2003 and remain confident that we will still meet our guidance of 8 to 10 percent net sales growth for the full year, with diluted earnings per share rising 10 to 15 percent for the year, exclusive of the cumulative effect of a change in accounting principle recorded in 2002."
    The Company's balance sheet remains strong. Inventories grew by $8.5 million from the prior-year quarter due to higher raw material costs and a scheduled build to facilitate operations improvement projects that are still in progress. Long-term debt was reduced by $7 million during the past year despite the increase in inventory. Inventory turns were 6.1 times in the second quarter of 2003 compared with 6.8 times at the end of 2002's second quarter. Accounts receivable days outstanding remained at 48 days, and the operating cash outflow of $3.1 million in the first half of 2003 reflects higher working capital compared with the operating cash provided in the first half of 2002 resulting from significant inventory reduction in that period.

Conference Call:
    A live Internet broadcast of the Company's conference call regarding its second-quarter results can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Wednesday, July 30, 2003, and will be archived for 90 days thereafter.

                                     2 of 7

    Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.
    This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing, and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:
James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557


                                     3 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                                         Second Quarter Ended                          First Half Ended
                                                   -------------------------------------      --------------------------------------
                                                   2003                 2002                  2003                   2002
                                                   ----                 ----                  ----                   ----

NET SALES                                        $87,072   100.0%      $89,198    100.0%     $166,517   100.0%     $157,281   100.0%

COST OF PRODUCTS SOLD                             71,016    81.6%       69,699     78.1%      137,190    82.4%      126,303    80.3%
                                                 -------               -------               --------              --------

GROSS PROFIT                                      16,056    18.4%       19,499     21.9%       29,327    17.6%       30,978    19.7%

OPERATING EXPENSES                                11,043    12.7%       12,527     14.1%       21,720    13.0%       22,951    14.6%
                                                 -------               -------               --------              --------

OPERATING INCOME                                   5,013     5.7%        6,972      7.8%        7,607     4.6%        8,027     5.1%

INTEREST                                           2,125     2.4%        2,596      2.9%        4,338     2.6%        5,007     3.2%
                                                 -------               -------               --------              --------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE         2,888     3.3%        4,376      4.9%        3,269     2.0%        3,020     1.9%

INCOME TAX PROVISION                               1,185     1.3%        1,968      2.2%        1,340     0.8%        1,368     0.9%
                                                 -------               -------               --------              --------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                          1,703     2.0%        2,408      2.7%        1,929     1.2%        1,652     1.0%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750              -     0.0%            -      0.0%            -     0.0%      (46,250)  -29.4%
                                                 -------               -------               --------              --------

NET INCOME (LOSS)                                $ 1,703     2.0%      $ 2,408      2.7%     $  1,929     1.2%     $(44,598)  -28.4%
                                                 =======               =======               ========              ========


BASIC EARNINGS (LOSS) PER SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF             $  0.12               $  0.17               $   0.14                  0.12
 CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                -                     -                      -                 (3.36)
                                                 -------               -------               --------              --------

NET EARNINGS (LOSS)                              $  0.12               $  0.17               $   0.14              $  (3.24)
                                                 =======               =======               ========              ========

AVERAGE SHARES OUTSTANDING                        13,786                13,778                 13,784                13,778
                                                 =======               =======               ========              ========


DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS BEFORE CUMULATIVE EFFECT OF             $  0.12               $  0.17               $   0.14              $   0.12
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                -                     -                      -                 (3.36)
                                                 -------               -------               --------              --------

NET EARNINGS (LOSS)                              $  0.12               $  0.17               $   0.14              $  (3.24)
                                                 =======               =======               ========              ========

DILUTED AVERAGE SHARES OUTSTANDING                13,869                13,823                 13,829                13,778
                                                 =======               =======               ========              ========


                                     4 of 7

                           THE LAMSON & SESSIONS CO.
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                (In thousands)


                                               Quarter Ended               Year Ended                 Quarter Ended
                                                July 5, 2003            December 28, 2002             June 29, 2002
                                                ------------            -----------------             -------------


ACCOUNTS RECEIVABLE, NET                          $  48,240                 $  36,686                   $  46,585

INVENTORIES, NET                                     42,727                    32,230                      34,264

OTHER CURRENT ASSETS                                 15,620                    15,848                      14,435

PROPERTY, PLANT AND EQUIPMENT, NET                   50,965                    51,749                      54,596

GOODWILL                                             21,558                    21,558                      21,666

PENSION ASSETS                                       30,449                    30,882                      23,982

OTHER ASSETS                                         22,343                    24,752                      29,795
                                                  ---------                 ---------                   ---------

TOTAL ASSETS                                      $ 231,902                 $ 213,705                   $ 225,323
                                                  =========                 =========                   =========


ACCOUNTS PAYABLE                                  $  33,390                 $  21,209                   $  24,119

OTHER CURRENT LIABILITIES                            39,575                    42,903                      42,103

LONG-TERM DEBT                                       91,443                    84,350                      98,378

OTHER LONG-TERM LIABILITIES                          29,088                    29,067                      24,210

SHAREHOLDERS' EQUITY                                 38,406                    36,176                      36,513
                                                  ---------                 ---------                   ---------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY          $ 231,902                 $ 213,705                   $ 225,323
                                                  =========                 =========                   =========


                                     5 of 7

                           THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (In thousands)


                                                                               First Half Ended
                                                                             --------------------
                                                                             2003            2002
                                                                             ----            ----

OPERATING ACTIVITIES
     NET INCOME (LOSS)                                                      $ 1,929        $(44,598)
     ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH
       (USED) PROVIDED BY OPERATING ACTIVITIES:
         CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                      -          46,250
         DEPRECIATION                                                         4,553           5,185
         AMORTIZATION                                                           800             800
         DEFERRED INCOME TAXES                                                1,111           1,177
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                            (11,554)         (7,381)
             INVENTORIES                                                    (10,497)          7,819
             PREPAID EXPENSES AND OTHER                                          50             781
             ACCOUNTS PAYABLE                                                12,181           2,144
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                  (2,955)          1,221
         OTHER LONG-TERM ITEMS                                                1,233          (1,551)
                                                                              -----        --------
CASH (USED) PROVIDED BY OPERATING ACTIVITIES                                 (3,149)         11,847

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                         (3,605)         (1,910)
     ACQUISITIONS AND RELATED ITEMS                                            (500)           (500)
                                                                              -----        --------
CASH USED IN INVESTING ACTIVITIES                                            (4,105)         (2,410)

FINANCING ACTIVITIES
     NET BORROWINGS (PAYMENTS) UNDER SECURED CREDIT AGREEMENT                 7,300          (5,500)
     PAYMENT ON OTHER LONG-TERM BORROWINGS                                     (224)           (369)
                                                                              -----        --------
CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                  7,076          (5,869)
                                                                              -----        --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                               (178)          3,568

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                1,496             165
                                                                              -----        --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $ 1,318        $  3,733
                                                                            =======        ========


                                     6 of 7

                           THE LAMSON & SESSIONS CO.
                               BUSINESS SEGMENTS
                                 (In thousands)


                                                Second Quarter Ended                       First Half Ended
                                           ------------------------------          ------------------------------
                                             2003                   2002               2003                2002
                                             ----                   ----               ----                ----

NET SALES
   CARLON                                  $39,145               $ 41,937          $  73,124            $  76,928
   LAMSON HOME PRODUCTS                     19,011                 17,511             37,575               33,803
   PVC PIPE                                 28,916                 29,750             55,818               46,550
                                           -------               --------          ---------            ---------
                                           $87,072               $ 89,198          $ 166,517            $ 157,281
                                           =======               ========          =========            =========

OPERATING INCOME (LOSS)
   CARLON                                  $ 3,675               $  5,099          $   5,681            $   8,256
   LAMSON HOME PRODUCTS                      3,225                  2,541              5,848                4,534
   PVC PIPE                                     (8)                 1,257               (709)              (1,507)
   CORPORATE OFFICE                         (1,879)                (1,925)            (3,213)              (3,256)
                                           -------               --------          ---------            ---------
                                           $ 5,013               $  6,972          $   7,607            $   8,027
                                           =======               ========          =========            =========

DEPRECIATION AND AMORTIZATION
   CARLON                                  $ 1,721               $  1,895          $   3,448            $   3,841
   LAMSON HOME PRODUCTS                        420                    492                853                1,016
   PVC PIPE                                    523                    558              1,052                1,128
                                           -------               --------          ---------            ---------
                                           $ 2,664               $  2,945          $   5,353            $   5,985
                                           =======               ========          =========            =========





    TOTAL ASSETS BY BUSINESS SEGMENT AT JULY 5, 2003, DECEMBER 28, 2002, AND
                                 JUNE 29, 2002




                                                     July 5, 2003              December 28, 2002           June 29, 2002
                                                     ------------              -----------------           -------------

IDENTIFIABLE ASSETS
   CARLON                                             $  89,534                    $  83,750                 $  92,889
   LAMSON HOME PRODUCTS                                  31,172                       27,222                    28,453
   PVC PIPE                                              46,596                       35,862                    41,179
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                  64,600                       66,871                    62,802
                                                      ---------                    ---------                 ---------
                                                      $ 231,902                    $ 213,705                 $ 225,323
                                                      =========                    =========                 =========


                                     7 of 7